EXOLON-ESK COMPANY

                                         AND

                              THE CHASE MANHATTAN BANK


                               BUILDING LOAN AGREEMENT




                              Dated:  As of December 1, 1996



                              Location: RR No. 1
                                        ESK Road 875E
                                        Hennepin, Illinois



                              RECORD AND RETURN TO:

                              Phillips, Lytle, Hitchcock, Blaine & Huber
                              3400 Marine Midland Center
                              Buffalo, New York  14203
                              Attention:  Deborah A. Doxey, Esq.


                               BUILDING LOAN AGREEMENT



                                  TABLE OF CONTENTS

                                                                       Page


          1.   Definition .......................                         2

          2.   Bond Proceeds  .....................                       2

          3.   The Improvements ....................                      2

          4.   Change Orders  .....................                       4

          5.   Commencement of Construction ..............                4

          6.   Completion of Improvements ...............                 4

          7.   Force Majeure  .....................                       5

          8.   Title Insurance and Survey ...............                 5

          9.   Hazard Insurance ....................                      7

          10.  Advances ........................                          7

          11.  Advances for Stored Materials  .............               9

          12.  Additional Conditions to Advances  ...........             9

          13.  Contingency Reserve  ..................                   13

          14.  Deficiency .......................                        13

          15.  Specific Additional Covenants of Borrower  .......        14

          16.  Events of Default  ...................                    16

          17.  Other Remedies .....................                      17

          18.  Incorporation of Provisions  ..............               18

          19.  Further Assurances ...................                    18

          20.  Representations and Warranties .............              18

          21.  Construction of Agreement  ...............                19

          22.  Trust Fund .......................                        19

          23.  Parties Bound, etc.  ..................                   19

          24.  Waivers  ........................                         19

          25.  Governing Law  .....................                      19

          26.  Severability ......................                       19

          27.  Notices  ........................                         19

          28.  Fees and Expenses  ...................                    20

          29.  Sign ..........................                           20

          30.  Modification ......................                       21

          31.  Termination of Advances  ................                 21

          EXHIBIT A
          EXHIBIT B
          EXHIBIT C
          EXHIBIT D
          EXHIBIT E

          SCHEDULE A
          SCHEDULE B


                               BUILDING LOAN AGREEMENT



               THIS BUILDING LOAN AGREEMENT made as of the 1st day of December, 1996, between THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 2300 Main Place Tower, Buffalo, New York 14202-3723 (hereinafter referred to as the "Bank"), and Exolon-ESK Company, a Delaware corporation having an office at 1000 East Niagara Street, Tonawanda, New York 14150 (hereinafter referred to as the "Borrower");


                                W I T N E S S E T H:


               WHEREAS the Borrower is the owner of a fee estate in certain premises, as more particularly described in Exhibit A
          (hereinafter referred to as the "Premises");

               WHEREAS, pursuant to the Constitution and the laws of the State of Illinois (the "State"), and particularly 70 Illinois Compiled Statutes 1994, 530/1 et seq., as supplemented and amended (collectively, the "Act"), the Upper Illinois River Valley Development Authority (the "Issuer") is authorized to issue its revenue bonds to finance the cost of "projects," as defined in the Act; and

               WHEREAS, pursuant to and in accordance with the Act, the Issuer has agreed to issue and sell its Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-A (Exolon-ESK Company Project) in the aggregate principal amount of $8,405,000 (the "Series 1996-A Bonds") and its Taxable Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-B (Exolon-ESK Company Project) in the aggregate principal amount of $4,595,000 (the "Series 1996-B Bonds"), which Series 1996-A Bonds and Series 1996-B Bonds (collectively, the "Bonds") will be issued under the terms of an Indenture of Trust (the "Indenture") dated as of December 1, 1996, from the Issuer to American National Bank and Trust Company of Chicago, as trustee (the "Trustee"), and to lend the proceeds of the Bonds to the Borrower to finance a portion of the costs of the acquisition of certain real estate, the construction of a building and related improvements and the acquisition of machinery, equipment and related property to be installed therein (the "Project"), all to be used for the disposal of certain solid wastes, to be owned and operated by the Borrower and all to be located in the Village of Hennepin, Illinois, which Project shall constitute a "project," within the meaning of the Act; and

               WHEREAS, the Bonds issued under the Indenture will be secured by (i) an assignment and pledge of all right, title and interest of the Issuer in and to a Loan Agreement between the Borrower and the Issuer dated as of December 1, 1996 (the "Loan Agreement") and the promissory note of the Borrower issued pursuant to the Loan Agreement (the "Note"), except as otherwise provided in the Indenture, and (ii) moneys derived from drawings under the irrevocable, transferable letter of credit dated the date of issuance and delivery of the Bonds, issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Bonds, in the amount of (A) the aggregate principal amount of the Bonds (1) to enable the Trustee to pay the principal of the Bonds at maturity, upon call for redemption prior to maturity or acceleration, and (2) to enable the Trustee to pay the portion of the purchase price of Bonds to be tendered or deemed to be tendered to it for purchase, equal to the aggregate principal amount of such Bonds, plus (B) an amount equal to the interest to accrue on the Bonds for thirty-five (35) days at the maximum rate of twelve percent (12%) per annum (1) to enable the Trustee to pay interest accrued on the Bonds on the dates and in the manner set forth in the Indenture, and (2) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to it for purchase equal to the accrued interest on such Bonds (which initial letter of credit, together with any substitute letter of credit, is hereinafter referred to as the "Letter of Credit").

               WHEREAS, the Borrower is obligated to reimburse the Bank for all amounts drawn on the Letter of Credit pursuant to the terms of a Letter of Credit Reimbursement Agreement between the Borrower and the Bank dated as of December 1, 1996 (the
          "Reimbursement Agreement").

               The Bank requires, as a condition and as an inducement for it to issue the Letter of Credit, that the Borrower execute and deliver this Agreement to the Bank.


          1. Definition. All terms as used in this Agreement shall, unless otherwise defined in the main body of this Agreement, have the meaning given to such terms in Exhibit B or in the Loan Agreement.

               2. Bond Proceeds. Subject to the terms and conditions hereof, and in consideration of the premises herein, including expressly, but not limited to the promise of the Borrower to construct the Improvements, the Borrower agrees that all proceeds of the Bonds shall be disbursed in accordance herewith.

               3. The Improvements. The Borrower has submitted to the Bank and the Construction Consultant a set of final plans and specifications for the Improvements prepared by the Construction Manager, as more particularly described in Exhibit C attached hereto, which shall include the construction of an additional well and septic system, (hereinafter referred to as the "Plans and Specifications"), which Plans and Specifications have been reviewed and accepted by the Bank and the Construction Consultant. The Borrower acknowledges that (i) the Construction Consultant has been retained by the Bank to act as a consultant and only as a consultant to the Bank in connection with the construction of the Improvements, (ii) the Construction Consultant shall in no event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon the Bank and any such purported decision, approval, consent, act or thing by the Construction Consultant on behalf of the Bank shall be void and of no force or effect, (iii) the Bank reserves the right to make any and all decisions required to be made by the Bank under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by the Bank under this Agreement and to accept or not accept any matter or thing required to be accepted by the Bank under this Agreement, in each instance in its sole and absolute discretion, and without in any instance being bound or limited in any manner or under any circumstance whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant to the Bank or any other person or party with respect thereto, (iv) the Bank reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to the Bank or any other person or party,
          (v) the Bank reserves the right in its sole and absolute discretion to replace the Construction Consultant with another construction consultant selected by the Bank and approved by the Borrower at any time and (vi) Borrower shall not in any event rely upon any purported decision, approval, consent, act or thing by the Construction Consultant. The Borrower represents and warrants to the Bank that the Plans and Specifications are complete in all material respects and have been submitted to the Construction Manager, and the Construction Manager has agreed to perform its obligations under the General Construction Contract in a manner consistent with the requirements of the Plans and Specifications. The Borrower represents and warrants to the Bank that (i) to the extent required by law on the basis of the present stage of development and construction of the Improvements, the Borrower has obtained from the appropriate Governmental Authorities all required approvals (including, without limitation, all environmental approvals) with respect to the Plans and Specifications and the Improvements, and (ii) all necessary permits, certificates, licenses and other approvals required for the construction of the Improvements have to the extent required by applicable law been issued or obtained from the appropriate Governmental Authorities and (iii) all necessary permits, certificates, licenses, and other approvals required for construction of the Improvements shall be unconditional, valid, final, and shall fully authorize Borrower to commence and complete the Project as set forth in the Plans and Specifications. Subject to the provisions of paragraph 4 of this Agreement, each addition or modification to the Plans and Specifications or to the Construction Contract must be acceptable to the Bank, the Construction Consultant and, to the extent required by law, shall be approved and permitted by the appropriate Governmental Authorities. The Borrower shall not commence any work on any stage or phase of the Improvements unless all required permits, certificates, licenses and approvals therefor have been issued or obtained from appropriate Governmental Authorities. The Borrower shall construct and equip the Improvements in accordance with the Plans and Specifications free and clear of all mechanics' liens, notices of intention to file mechanic's lien, notices of pendency, stop orders or comparable liens or filings and all other liens, encumbrances and security instruments of any nature whatsoever (other than the Mortgage and other exceptions to title specifically set forth in the policy of title insurance insuring the lien of the Mortgage or as may otherwise be specifically approved by the Bank). The Bank shall without additional cost or expense have the use of the Plans and Specifications as accepted by the Bank and the Construction Consultant upon the occurrence beyond any applicable grace and cure period of a default under the Documents. The Improvements shall be constructed and equipped in compliance with the requirements of the Governmental Authorities and the appropriate Board of Fire Underwriters, if any, or other similar body, if any, acting in and for the locality in which the Premises are situated. Compliance with the provisions of this paragraph and any other provisions of this Agreement relating to the construction and equipping of the Improvements shall be determined by the Bank in its sole and absolute discretion. At all times and without notice, the Bank, the Construction Consultant and their respective agents and employees, shall have the right of entry and free access to the Premises to inspect the Improvements, and to any off-site location to inspect any off-site stored materials for which Bank is permitting money to be advanced hereunder.

               4. Change Orders. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have the right to enter into or to authorize the entering into of change orders with respect to the Improvements without obtaining the Bank's or the Construction Consultant's prior acceptance, provided that (i) no such change order will materially change the gross square feet or the net usable square feet space to be contained in the Improvements, or the basic layout of the Improvements, or the number of parking spaces to be located on the Premises after completion of construction of the Improvements, or involve the use of materials, furniture, fixtures or equipment which will not be at least equal in quality to the materials, furniture, fixtures and equipment originally specified in or required by the Plans and Specifications, as accepted by the Bank and the Construction Consultant, (ii) no such change order shall, in a single instance, result in an increase or decrease in the cost of constructing the Improvements of more than $100,000, and (iii) the aggregate cost of all such change orders which have not been accepted by the Bank and the Construction Consultant shall not, at any given time, result in an increase or decrease in the cost of constructing the Improvements of more than $250,000, it being agreed that such aggregate $250,000 maximum increase or decrease in the cost of constructing the Improvements as a result of such change orders shall not include the cost of any change order entered into without the prior acceptance of the Bank and the Construction Consultant pursuant to this paragraph with respect to which the acceptance of the Bank and the Construction Consultant shall have been subsequently obtained. The Borrower shall also have the right, without obtaining the Bank's or the Construction Consultant's prior acceptance, to enter into change orders or field changes which do not increase or decrease the cost of constructing the Improvements, provided that the requirements of clause (i) of the preceding sentence are satisfied with respect thereto. The Borrower shall submit to the Bank and the Construction Consultant copies of all change orders entered into with respect to the Improvements within ten (10) days after the same are entered into and irrespective of whether the same require the prior acceptance of the Bank and the Construction Consultant pursuant to this Agreement.

               5. Commencement of Construction. The Borrower shall have commenced construction of the Improvements on or before the Commencement Date and shall continue with such construction until the Improvements are completed in accordance with the Plans and Specifications and the provisions of this Agreement.

               6. Completion of Improvements. Subject to the provisions of paragraph 7 of this Agreement, construction of the Improvements shall be completed substantially in accordance with the Plans and Specifications and the provisions of this Agreement on or before the Completion Date. For the purposes of this Agreement, the Improvements shall not be deemed to have been completed until (i) the Improvements have, in the opinion of the Bank and the Construction Consultant, been completed substantially in accordance with the Plans and Specifications,
          (ii) the Improvements shall contain all furniture, fixtures and equipment required for the use and operation of the Improvements or which may be required by any Governmental Authority or by any law, regulation or rule of any Governmental Authority, (iii) all permanent certificates of occupancy (or their local equivalent) and all other certificates, licenses, consents and approvals required for the use and operation of the Improvements shall have been issued by or obtained from the appropriate Governmental Authorities, (iv) all Direct Construction Costs, Other Project Costs, and other costs and expenses incurred in connection with the construction and equipping of the Improvements, shall have been paid in full.

               7. Force Majeure. The Completion Date shall be extended for a period of time equal to the number of days during which the Borrower is prevented from proceeding with the construction of the Improvements by reason of force majeure, provided that (i) no default shall have occurred and shall be continuing under the Loan Documents, (ii) the aggregate of any such respective extensions of the Completion Date pursuant to the provisions of this paragraph shall in no event be for a period of time in excess of sixty (60) days, and (iii) the Borrower notifies the Bank of the events constituting such force majeure within 15 days after the Borrower has knowledge of their occurrence. No extension of the Completion Date pursuant to this paragraph shall be construed as extending the maturity date of the Note. If the Completion Date is extended by reason of force majeure pursuant to the provisions of this paragraph and if subsequent to such extension the Borrower makes up all or any portion of such force majeure delay, such extension of the Completion Date shall be reduced by the number of days the Borrower is able to make up after the occurrence of such force majeure delay. The term "force majeure" as used in this paragraph shall include acts of God, flooding, strikes, lockouts or other labor trouble, materially adverse weather conditions, fire or other casualty, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency or any department or subdivision thereof, or inability to secure materials or labor because of any such emergency, rule, order, regulation, war, civil disturbance or other emergency, cause or event beyond the reasonable control of the Borrower.
               8. Title Insurance and Survey. The Bank's obligation to make the initial advance or any subsequent advance of Bond Proceeds is conditioned on the Bank's receipt of the following, all in form and substance satisfactory to Lender:

                    (a) a commitment for a title insurance policy in the amount of the Debt covering all of the real property and fixtures that are part of the Premises and Improvements. The commitment shall be issued by Chicago Title Insurance Company and shall be for an ALTA form of mortgage loan policy to be issued without standard exceptions or reservation for creditor's rights and assuring that, upon satisfaction of the requirements listed herein, the Bank will hold a valid first priority mortgage lien on real property and fixtures conforming to the requirements of the commitment. The commitment shall include a pending disbursements clause satisfactory to the Bank and indicating that coverage under the policy will cover the initial disbursement of the Bank, and will be increased in amount and updated by appropriate endorsement prior to each construction advance. The title commitment must be accompanied by complete copies of all documents referred to therein as exceptions to or encumbrances on title. The Bank reserves the right to require such additional endorsements to the commitment as it may deem appropriate, including, but not limited to, a zoning 3.1 endorsement, including parking (or a zoning 3.0 endorsement with a commitment to issue a zoning 3.1 endorsement, including parking), tax parcel, comprehensive endorsement, endorsement over encroachments (if any that are otherwise acceptable to the Bank), mechanics' lien endorsement, access endorsement, interim endorsement, usury endorsement, variable rate endorsement and survey/location endorsement. A mortgage loan title insurance policy pursuant to the approved loan commitment shall be issued concurrently with the initial advance of Bond Proceeds. No actual physical improvement to the Development shall be permitted to occur until such time as the Mortgage has been recorded with the Recorder of Deeds for the County where the Premises is located;

                    (b) a current certified Class "A" ALTA Land Title Survey by a registered engineer acceptable to the Bank with such certification being addressed to the Bank and to the Title Company. The survey shall show the Premises and any matters affecting the same, including the location and area covered by all building set-back lines, the location and area of all easements encumbering and/or benefitting the Premises, the relation of the Premises to public thoroughfares and access thereto, the location of all physical conditions (including existing structures or foundations, utility lines, walks, drives, right-of-ways and parking areas) on the Premises, the proposed location of the Improvements (or the foundation thereof) and any encroachments of the Improvements (or the foundation thereof) or other physical conditions upon any easements, building lines or property boundary lines. The survey shall also state whether the Premises or any portion thereof is located on a federally designated flood plain area or wetland and shall also indicate the zoning classification of the Premises. The survey must conform to and be prepared in accordance with the Commitment and meet the "Minimum Standard Detail Requirements for ALTA Land Title Surveys" established and adopted by ALTA and the requirements of a Class A Survey as defined therein. The legal description set forth on the face of the approved survey will be used in the Loan Documents.

          The state of facts shown in the Preliminary Survey shall be satisfactory in all respects to the Bank and its counsel, the Construction Consultant and the Title Company. The Borrower shall deliver to the Bank (i) a foundation survey of the Improvements within thirty (30) days after the completion of the foundation of the Improvements, (ii) an as-built survey of the Improvements within thirty (30) days after the completion of Improvements, and (iii) any additional surveys requested or required by the Bank, the Construction Consultant or the Title Company within thirty (30) days after request, it being agreed that any change in the state of facts shown in any such updated survey shall be satisfactory in all respects to the Bank, its counsel, the Construction Consultant and the Title Company. The Borrower shall also deliver to the Bank contemporaneously with the delivery of each survey an affidavit from the surveyor that set-backs are in conformity with current zoning restrictions.

               9. Hazard Insurance. The Borrower shall furnish to the Bank (with evidence of the payment of premiums therefor), or if the Borrower shall fail to do so after the expiration of any applicable notice and grace period, the Bank may obtain at the Borrower's expense, insurance as required by the Mortgage. So long as this Agreement shall be in force the policies of fire insurance shall be in the so-called "All Risk Builders' Risk Completed Value Non-Reporting Form," including collapse coverage and, if warranted, evidence of flood, and earthquake coverage, all as may be required by the Bank, and in amounts to be determined by the Bank and construction Consultant, which amounts shall in no event be less than 100% of the completed insurable value of the Improvements and shall be sufficient to satisfy all co-insurance requirements. Upon completion of construction of the Improvements the insurance shall be converted to a standard hazard insurance policy with extended coverage and otherwise complying with the provisions of the Mortgage. If the Premises, or any portion thereof, are located in a Federally designated "special flood hazard area," a flood insurance policy shall be delivered to the Bank. If no portion of the Premises is located in a Federally designated "special flood hazard area" such fact shall be substantiated by a certificate in form satisfactory to the Bank from a licensed surveyor, appraiser or professional engineer or other qualified person, party or entity.

               10. Advances. Subject to compliance by the Borrower with the terms, provisions and conditions of this Agreement and the Loan Agreement, the Bank shall provide its written consent for the Trustee to make advances of the Bond proceeds to the Borrower subject to the Retainage, (i) for direct construction costs incurred by the Borrower in connection with the construction of the Improvements (hereinafter referred to as "Direct Construction Costs"), as itemized in a trade breakdown schedule reviewed and accepted by the Bank and the Construction Consultant (hereinafter referred to as the "Trade Breakdown Schedule"), as the same may be revised from time to time after the date hereof with the prior review and acceptance of the Bank and the Construction Consultant, and (ii) for costs, other than Direct Construction Costs, incurred by the Borrower in connection with the Bonds or the construction of the Improvements and permitted pursuant to the Loan Agreement (hereinafter referred to as "Other Project Costs"), as itemized in a schedule reviewed and accepted by the Bank (hereinafter referred to as the "Schedule of Other Project Costs"), as the same may be revised from time to time after the date hereof with the prior review and acceptance of the Bank. If there is a savings in a particular line item set forth in the Trade Breakdown Schedule or in the Schedule of Other Project Costs, and if such savings is substantiated by evidence satisfactory to the Bank, the Borrower shall have the right, upon prior approval of the Bank, to reallocate such savings to other line items in the Trade Breakdown Schedule and the Schedule of Other Project Costs with respect to which additional costs have been incurred or to the Contingency Reserve (as hereinafter defined), provided, however, that the Borrower shall in no event or under any circumstance have the right to reallocate any portion of the Contingency Reserve (as hereinafter defined) without in each instance obtaining the prior approval of the Bank, which approval may be withheld in the sole and absolute discretion of the Bank, or to cause a reallocation to occur which in the opinion of the Bank, its counsel or the Title Company will adversely affect or impair in any manner whatsoever the lien or priority of lien of the Mortgage. Except as hereinafter specifically provided to the contrary in paragraph 11 of this Agreement, the Bank shall not be required to consent to any advances of the Bond proceeds for costs incurred by the Borrower with respect to materials stored on or off the Premises unless the Bank shall, in its sole discretion, deem it advisable to do so. The Bank shall not be obligated to consent to advances of Bond proceeds more frequently than once every thirty (30) days. Each request by the Borrower to the Bank to consent to the advance of Bond proceeds shall be in the form attached as Exhibit D to the Loan Agreement, or in such other form as may be satisfactory in all respects to the Bank and shall in each case be signed by a duly authorized representative of the Borrower (any such request being hereinafter referred to as a "Request for Advance"). Each Request for Advance shall be delivered to the Bank not less than ten (10) business days prior to the date upon which an advance of Bond proceeds is requested. Each Request for Advance shall be based upon the Trade Breakdown Schedule and the Schedule of Other Project Costs and shall be accompanied by (i) a currently dated sworn statement and request for partial payment from the Construction Manager in the form specified in Exhibit D or in such other form as may be acceptable to the Bank and the Title Company, as approved by the Construction Manager, and accompanied by a waiver of lien from the Construction Manager in form satisfactory to the Bank and the Title Company, (ii) such waivers of lien and other documents and instruments as may be requested or required by the Bank with respect to subcontractors and materialmen engaged in the construction of the Improvements or as may be requested or required by the Title Company (to induce the Title Company to insure each advance of the Bond proceeds pursuant to this Agreement and the Loan Agreement against all mechanics' and materialmen's liens for labor furnished and materials supplied in connection with the construction of the Improvements), (iii) at the request of the Bank, the requisitions for payment from subcontractors and materialmen engaged in the construction of the Improvements, and
          (iv) such other information and documents as may be requested or required by the Bank or the Construction Consultant. All requests and requisitions for payment shall be approved by the Borrower and the Construction Manager and recommended for payment by the Construction Consultant. Each advance of the Bond proceeds may be made through the Title Company acting as escrowee pursuant to a Construction Escrow Agreement. The Bank shall not be obligated to consent to any request for an advance of Bond proceeds by the Trustee in excess of the amount, from time to time, of Verified Project Costs, unless the Bank, in its sole and absolute discretion, deems it advisable to do so. The Bank shall not be obligated to authorize the Trustee to make an advance of the Bond proceeds unless the Bank is satisfied, in its sole and absolute discretion, that the conditions precedent to the making of such advance as set forth in this Agreement and the Loan Agreement, have been satisfied by the Borrower. Anything in this Agreement or any other agreement made with respect to the Bonds to the contrary notwithstanding, any advance of the Bond proceeds or approval or acceptance given by the Bank or the Construction Consultant, herein or therein, whether or not before or after a site observation of the Improvements by the Construction Consultant or otherwise, shall not be deemed to be an approval or acceptance by the Bank or the Construction Consultant of any work performed thereon or approval or acceptance by the Bank or the Construction Consultant of any work or materials done or furnished with respect thereto or a representation by the Bank or the Construction Consultant as to fitness of such work and materials.

               11. Advances for Stored Materials. Notwithstanding anything to the contrary contained in this Agreement and subject to the terms of the Loan Agreement, the Bank may consent to disbursements of the Bond proceeds to pay for Direct Construction Costs actually incurred by the Borrower for stored materials which are required in connection with the construction of the Improvements, provided that (i) such materials are in accordance with the Plans and Specifications approved by the Bank and the Construction Consultant, (ii) such materials are securely stored, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of the Borrower,
          (iii) such materials if they are stored off-site, are stored in a bonded warehouse or with a contractor, materialman or fabricator who bears the risk of loss until delivery and installation of such materials in the construction of the Improvements as part of the work in place, and who has supplied a bond securing such contractor's, materialman's or fabricator's obligation to so deliver and install such materials, which bond shall be issued by a company, shall be in an amount and shall be in form and substance satisfactory to the Bank and shall name the Bank as a dual obligee, (iv) the bills of sale and contracts under which such materials are being provided shall be in form and substance satisfactory to the Bank and the Construction Consultant,
          (v) such materials are insured against casualty, loss and theft in a manner satisfactory to the Bank, (vi) the Borrower owns such materials free and clear of all liens and encumbrances of any nature whatsoever and establishes such ownership by evidence satisfactory to the Bank, (vii) the Borrower executes and delivers to the Bank such additional security documents as the Bank shall deem necessary to create and perfect a first lien in such materials as additional security for the payment of the Debt, (viii) the aggregate amount of such disbursements for such materials shall in no event at any time exceed the actual Direct Construction Costs incurred by the Borrower for such materials as verified by the Construction Consultant pursuant to the provisions of this Agreement, (ix) the materials which are stored off-site shall be limited to the materials listed on Exhibit E hereto. The Bank shall in no event or under any circumstance have any obligation to authorize the Trustee to make any advance of the Bond proceeds for materials which are stored off-site unless the Bank shall agree to the contrary in its sole and absolute discretion.

               12. Additional Conditions to Advances. The obligation of the Bank to consent to advances of the Bond proceeds pursuant to this Agreement is subject to the following additional conditions precedent:

                    (a) The Borrower shall invest an amount equal to $0 (hereinafter referred to as the "Initial Equity Requirement") in the Property in a manner satisfactory to the Bank prior to any advance of Bond proceeds for Direct Construction Costs, Other Project Costs or for any other reason whatsoever. The investment of the Initial Equity Requirement by the Borrower in the Property shall be substantiated by evidence satisfactory to the Bank. The entire Initial Equity Requirement shall remain invested in the Property until such time as the Bonds, together with all interest thereon and other sums due with respect thereto, have been paid in full.

                    (b) Each Request for Advance shall be accompanied by a certificate or report of the Construction Consultant to the Bank in which the Construction Consultant shall in substance
               (i) verify that the portion of the Improvements completed as of the date of such site observation has been completed substantially in accordance with the Plans and Specifications, and (ii) state its estimate of (aa) the percentage of construction of the Improvements completed as of the date of such site observation on the basis of work in place as part of the Improvements and the Trade Breakdown Schedule, (bb) Direct Construction Costs actually incurred for work in place as part of the Improvements as of the date of such site observation, (cc) the sum necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and (dd) the amount of time from the date of such inspection which will be required to complete construction of the Improvements in accordance with the Plans and Specifications.

                    (c) Prior to each advance of the Bond proceeds, the Title Company shall have issued (i) a written continuation of title showing title to the Property to be vested in the Borrower and no exceptions to the title of the Property other than those exceptions previously approved by the Bank in writing, and (ii) a written commitment to insure the priority of the lien of the Mortgage, subject only to exceptions previously approved by the Bank in writing, for an amount equal to the full amount of each advance of the Bonds. The title policy insuring the lien of mortgage shall contain all endorsements required by the Bank. If required by the Bank, such continuations of title shall contain affirmative insurance that covenants and restrictions, if any, reported against the Property have not been violated by the Improvements.

                    (d) Prior to each advance of the Bond proceeds to the Borrower pursuant to this Agreement, the Borrower shall, upon request of the Bank, furnish the Bank with evidence satisfactory to the Bank, showing payment of all bills and charges for which advances of the Bond proceeds have been previously made pursuant to this Agreement. The Borrower shall also deliver to the Bank, upon request, such bills, receipts, invoices and other evidence as may reasonably be required by the Bank to substantiate the actual incurrence by the Borrower of Direct Construction Costs and Other Project Costs.

                    (e) The Borrower shall, if required by the Bank, deliver to the Bank a written statement executed by the Construction Manager certifying that the Construction Manager has received payment in full of all monies owed to the Construction Manager.

                    (f) The Borrower shall, if required by the Bank, deliver to the Bank a written statement executed by each subcontractor and materialman engaged in the construction of the Improvements on behalf of the Construction Manager or the Borrower certifying that each such subcontractor and materialman has received payment in full of all monies owed to each such subcontractor and materialman by the Construction Manager or by the Borrower.

                    (g) Construction of the Improvements shall comply with all applicable laws, rules, restrictions, orders and regulations of the Governmental Authorities.

                    (h) The Borrower shall have delivered to the Bank all necessary certificates, authorizations, permits and licenses which are required to permit the construction and completion of the Improvements, as issued by the appropriate Governmental Authorities. The Borrower, to the full extent permitted by applicable law, hereby assigns to the Bank as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Bond Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to such certificates, authorization, permits and licenses.

                    (i) The Borrower shall make available to the Construction Consultant, upon request, all shop and related drawings used in connection with the Plans and Specifications and the construction of the Improvements at the office and location where the same are kept.

                    (j) The Bank and the Construction Consultant shall be of the opinion that the Improvements can be completed by the Completion Date, as the same may be extended pursuant to paragraph 7 of this Agreement.

                    (k) If the Advance includes funds for the purchase of equipment, the Borrower shall have delivered UCC financing statements or assignment statements in form satisfactory to the Bank, perfecting the Bank's security interest in such equipment, wherever located.

                    (l) The Borrower shall have delivered to the Bank and the Construction Consultant a copy of the General Construction Contract, which General Construction Contract shall be either a guaranteed maximum price contract or a fixed price contract and shall otherwise be in form and substance satisfactory in all respects to the Bank, together with evidence satisfactory to the Bank that the Construction Manager maintains professional liability insurance in an amount not less than $500,000. The Borrower hereby assigns to the Bank as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Bond Documents to which the Borrower is a party all right, title and interest which the Borrower may now have or may hereafter acquire in and to the General Construction Contract. Except as may otherwise be permitted by paragraph 4 of this Agreement, the Borrower shall not agree to any modification or to any termination of the General Construction Contract without the prior approval of the Bank. The Borrower shall furnish the Bank with such information regarding the Construction Manager as the Bank may request and the identity of the Construction Manager shall be subject to approval by the Bank.

                    (m) The Borrower shall (to the extent required by the Bank) have delivered to the Bank and the Construction Consultant copies of all the Major Subcontracts now or hereafter entered into, each of which Major Subcontracts shall be in form and substance satisfactory in all respects to the Bank. The Borrower hereby assigns to the Bank as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which the Borrower may now have or may hereafter acquire in and to the Major Subcontracts. Except as may otherwise be permitted by paragraph 4 of this Agreement, the Borrower shall not agree to any modification or to any termination of any Major Subcontract without the prior approval of the Bank.

                    (n) The Borrower shall (to the extent required by the Bank) make available for inspection at all times by the Construction Consultant and the Bank copies of all Other Subcontracts, and shall furnish to the Construction Consultant and the Bank, upon request, copies of the same. The Borrower hereby assigns to the Bank as additional security for the payment of the Debt and the observance and performance by the Borrower of the terms, covenants and provisions of the Bond Documents to which the Borrower is a party all right, title and interest which the Borrower may now have or may hereafter acquire in and to the Other Subcontracts. Except as may otherwise be permitted by paragraph 4 of this Agreement, the Borrower shall not agree to any modification or to any termination of the Other Subcontracts without the prior approval of the Bank.

                    (o) The Major Subcontracts and the Other Subcontracts, to the extent not already awarded as of the date hereof, shall be awarded in accordance with a time table acceptable to the Bank and the Construction Consultant. The Borrower shall cause the Construction Manager and, to the extent required by the Bank, any architect hired by the Construction Manager, the subcontractors and materialmen under the Major Subcontracts to respectively execute and deliver to the Bank, contemporaneously with the execution and delivery of their respective contracts, letter agreements pursuant to the provisions of which the Construction Manager, any such architect and such subcontractors and materialmen shall agree to perform their respective contracts at no additional cost or expense for the benefit of the Bank, its nominee, or wholly-owned subsidiary, in the event of a default under the Reimbursement Agreement or any of the other Bond Documents or a foreclosure of the Mortgage, which letter agreements shall be in form and substance satisfactory to the Bank.

                    (p) The Borrower shall cause the Construction Manager and those subcontractors and materialmen under the Major Subcontracts designated by the Bank to provide 100% payment and performance bonds, which payment and performance bonds shall be in amount, form and substance and issued by companies satisfactory to the Bank, and shall name the Bank, as a dual obligee.

                    (q) The Borrower shall observe and perform all of the terms, covenants and conditions of the General Construction Contract, the Major Subcontracts and the Other Subcontracts on the Borrower's part to be observed or performed.

                    (r) The Bank shall not be obligated to authorize the Trustee to make an advance of the Bond proceeds with respect to any contractor, subcontractor or materialman providing work or materials with respect to the Improvements unless such subcontractor or materialman is providing such work or materials under a signed contract or purchase order.

                    (s) All of the terms, conditions and provisions of the Bond Documents insofar as they pertain to the obligation of the Bank to authorize the Trustee to make any advance of the Bond proceeds shall have been complied with to the satisfaction of the Bank and its counsel.

          All conditions and requirements of this Agreement relating to the obligation of the Bank to authorize the Trustee to make advances of the Bond proceeds are for the sole benefit of the Bank and no other person or party (including, without limitation, the Construction Manager and subcontractors and materialmen engaged in the construction of the Improvements) shall have the right to rely on the satisfaction of such conditions and requirements by the Borrower as a condition precedent to the Bank authorize the Trustee making an advance of the Bond proceeds. The Bank shall have the right, in its sole and absolute discretion, to waive any such condition or requirement as a condition precedent to authorize the Trustee making an advance of the Bond proceeds.

               13. Contingency Reserve. A portion of the Bond proceeds in the amount of $750,000 (hereinafter referred to as the "Contingency Reserve") shall be reserved to cover the payment of contingencies incurred in connection with the construction of the Improvements (including, without limitation, the payment of additional unanticipated costs incurred with respect to particular line items set forth in the Trade Breakdown Schedule and the Schedule of Other Project Costs and additional costs incurred in connection with change orders entered into in conformity with the provisions of this Agreement), and shall not be advanced for any other purpose prior to the completion of construction of the Improvements pursuant to this Agreement unless agreed to the contrary by the Bank in its sole and absolute discretion. All advances from the Contingency Reserve shall be subject to specific prior review and approval in all respects by the Bank.

               14. Deficiency. The Bank shall not be obligated to authorize the Trustee to make any advance of the Bond proceeds if, in the sole opinion of the Bank, the balance of the Bond proceeds yet to be advanced pursuant to this Agreement and the Loan Agreement is at any time less (the amount by which it is less being hereinafter referred to as the "Deficiency") than the actual sum, as estimated by the Bank, which will be required
          (x) to complete the construction of the Improvements in accordance with the Plans and Specifications and this Agreement and to pay all Direct Construction Costs, Other Project Costs and all other costs and expenses of any nature whatsoever which will be incurred in connection with the completion of construction of the Improvements, and (y) to cover the payment of all operating deficits of the Property (inclusive of debt service in connection with the Bonds) through the date upon which the Bank reasonably anticipates that the actual gross cash flow of the Property will be sufficient to cover all operating expenses of the Property, inclusive of debt service in connection with the Bonds. The Borrower shall invest the Deficiency in the Property in the following manner:

               The Borrower shall, within fifteen (15) days after being notified by the Bank that there is or will be a Deficiency, either (i) invest in the Improvements in a manner satisfactory to the Bank an amount equal to the Deficiency and deliver to the Bank evidence satisfactory to the Bank of such investment, which investment shall remain invested in the Improvements until the Debt has been paid in full, or (ii) deposit with the Trustee an amount sufficient to eliminate the Deficiency. Any amounts deposited by the Borrower with the Trustee pursuant to clause (ii) of the preceding sentence of this paragraph to cover a Deficiency shall be disbursed by the Trustee to the Borrower in accordance with the terms of the Indenture and this Agreement and shall be applied by the Borrower to cover the payment of Direct Construction Costs and Other Project Costs incurred in connection with the construction of the Improvements, and until so disbursed shall be held by the Trustee in the Acquisition and Construction Fund. If an Event of Default (as hereinafter defined) shall occur and be continuing, the Bank, in addition to all other rights which it may have, (i) shall have the absolute and unconditional right in its discretion to direct the Trustee to apply the undisbursed balance of any Deficiency deposit, together with interest earned thereon, in whole or in part to the payment of the Debt in such order, priority and proportion as the Bank in its sole and absolute discretion deems to be appropriate.

               15. Specific Additional Covenants of Borrower. The Borrower shall comply with each of the following terms and conditions:

                    (a) The Borrower shall obtain and furnish to the Bank within thirty (30) days after the completion of the Improvements the originals or copies of all temporary permanent certificates of occupancy (or their local equivalent) and all other certificates, licenses, consents and other approvals of the Governmental Authorities which are required for the use and occupancy of the Improvements. In no event shall the last advance of the Bond proceeds be made pursuant to this Agreement and the Loan Agreement until all such certificates, licenses, consents and approvals have been obtained and delivered to the Bank. If temporary certificates of occupancy are issued, the Borrower will diligently take all steps necessary to obtain permanent certificates of occupancy within a period not exceeding six
               (6) months after the date of issuance of the temporary certificates of occupancy, and shall upon receipt thereof deliver to the Bank the originals or copies thereof.

                    (b) The Borrower shall furnish to the Bank from time to time upon request (i) current financial statements of the Borrower, (ii) information as to the Borrower's financial condition, (iii) the names of all persons with whom the Borrower or the Construction Manager has contracted or intends to contract for the construction of the Improvements or the furnishing of labor or materials in connection therewith, (iv) a list of all unpaid bills for labor and materials with respect to construction of the Improvements,
               (v) budgets of the Borrower and revisions thereof showing estimated Direct Construction Costs and Other Project Costs and other costs and expenses to be incurred in connection with the completion of construction of the Improvements,
               (vi) lien waivers, receipted bills or other evidences of payment of all Direct Construction Costs, Other Project Costs and other costs and expenses incurred in connection with the construction of the Improvements and any other costs and expenses relating to the Property, and (vii) such other information relating to the Borrower, the Property, any guarantor or indemnitor or other person or party connected with the Borrower, the Bonds, the construction of the Improvements or any collateral for the Loan or other source of repayment of the Bonds, as the Bank may reasonably request.

                    (c) The Borrower shall proceed immediately if the Improvements are partially or totally damaged or destroyed by fire or other casualty with the repair and restoration thereof and shall diligently prosecute the work of repair and restoration to completion, it being agreed that (i) if such casualty is covered by fire or other casualty insurance, the Borrower's obligation to proceed with such repair and restoration shall be contingent upon the Bank authorizing the Trustee to disburse to the Borrower the proceeds of such insurance to pay the cost of such repair and restoration, and (ii) the cost of such repair and restoration shall in no event or under any circumstance be made the basis of any advance of the Bond proceeds.

                    (d) The Borrower shall pay when due all Direct Construction Costs, Other Project Costs and other costs and expenses incurred by the Borrower in connection with the construction of the Improvements or any repair and restoration of the Improvements pursuant to the provisions of this paragraph hereinabove set forth.

                    (e) The Borrower shall pay all fees and charges incurred in connection with this Agreement, including, without limitation, reasonable attorneys' fees incurred by the Bank, fees of the Construction Consultant, appraisal and environmental fees, and fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps.

                    (f) The Bank shall not be required to pay any brokerage fees or commissions arising in connection with this Agreement and the Borrower agrees to defend, indemnify and hold the Bank harmless from and against any and all such claims in connection therewith.

                    (g) The Borrower shall not assign this Agreement or the moneys to be advanced and disbursed hereunder or convey, assign, pledge, encumber or mortgage (except for the Mortgage) any part of the Property without the prior consent of the Bank.

               16. Events of Default. The term "Event of Default" as used in this Agreement shall mean the occurrence of any one or more of the following events:

                    (a) If the Borrower shall continue to be in default under any of the provisions of this Agreement for five (5) days after notice from the Bank in the case of any default which can be cured by the payment of a sum of money, or for twenty (20) days after notice from the Bank in the case of any other default, provided that if such default cannot reasonably be cured within such twenty (20) day period and the Borrower shall have commenced to cure such default within such twenty (20) day period and thereafter diligently and expeditiously proceeds to cure the same, such twenty
               (20) day period shall be extended for so long as it shall require the Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days, or shall be construed as having the effect of extending the Completion Date;

                    (b) If a default shall occur and be continuing beyond any applicable grace and cure period under the Mortgage, the Reimbursement Agreement or any of the other Bond Documents;

                    (c) If any survey required or requested by the Bank pursuant to the provisions of this Agreement shows any condition not approved by the Bank, and such condition is not removed within thirty (30) days after notice thereof by the Bank to the Borrower;

                    (d) If the Improvements are not completed in accordance with the provisions of this Agreement on or before the Completion Date, as the same may be extended pursuant to paragraph 7 of this Agreement;

                    (e) If construction of the Improvements is suspended for a period of three (3) consecutive business days other than by reason of the occurrence of an event of force majeure, or if construction of the Improvements in the judgment of the Bank or the Construction Consultant is not carried on with reasonable diligence, or if the Bank or the Construction Consultant is of the opinion that the Improvements cannot be completed by the Completion Date, as the same may be extended pursuant to paragraph 7 of this Agreement;

                    (f) If the Borrower shall fail to cover any Deficiency in the manner and within the time period specified in paragraph 14 of this Agreement;

                    (g) If the Borrower executes any chattel mortgage or other security agreement with respect to any materials, equipment, furniture or fixtures used in the construction of the Improvements or the operation of the Improvements or with respect to any articles of personal property constituting part of the Property, or if any such materials, equipment, furniture, fixtures or articles of personal property are not substantially in accordance with the Plans and Specifications or are leased or purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in the Borrower free from encumbrances upon being made a part of the Property, or if the Borrower does not furnish to the Bank on request the contracts, bills of sale, statements, receipted vouchers or other agreements, under which the Borrower claims title to such materials, equipment, furniture, fixtures or articles of personal property; or

                    (h) If the Borrower shall be in default under the Revolving Credit Agreement between the Borrower and the Bank dated December 22, 1992, as amended from time to time.

          Upon the occurrence of an Event of Default, the Bank (i) may, at its option and in its sole and absolute discretion, declare the Debt immediately due and payable, and (ii) may, at its option and in its sole and absolute discretion, cease to authorize the Trustee to make advances of the Bond proceeds, and (iii) may pursue any and all remedies provided for in the Bond Documents, or otherwise available.

               17. Other Remedies. Upon the occurrence of an Event of Default, whether or not the Debt shall be or shall have been declared due and payable or the Bank shall have instituted any foreclosure or other action for the enforcement of the Mortgage, the Bank may, in addition to any other remedies which the Bank may have under the Loan Documents and in the Bank's sole and absolute discretion, (a) enter upon the Premises and complete the Improvements in accordance with the Plans and Specification with such changes therein as the Bank may deem appropriate and employ watchmen to protect the Improvements, all at the risk, cost and expense of the Borrower, (b) at any time discontinue any work commenced in respect of the Improvements or change any course of action undertaken by it and not bound by any limitations or requirements of time whether set forth herein or otherwise,
          (c) assume any construction contract made by the Borrower in any way relating to the Improvements and take over and use all or any part of the labor, materials, equipment, furniture, fixtures and articles of personal property contracted for by the Borrower, whether or not previously incorporated into the Improvements, and
          (d) in connection with any construction of the Improvements undertaken by the Bank pursuant to the provisions of this paragraph (w) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials, equipment, furniture, fixtures and articles of personal property in connection with the construction of the Improvements, (x) pay, settle or compromise all bills or claims which may become liens against the Property, or any portion thereof, or which have been or may be incurred in any manner in connection with completing construction of the Improvements, and irrespective of whether any of the same have been incurred by the Borrower, the Bank or any other person or party, (y) pay all sums and take all action necessary to effect the discharge of liens or encumbrances on, or to effect the cure of defects in, the title of the Property, or any portion thereof, and irrespective of whether any of the same have been caused by any act or omission of the Borrower, the Bank or any other person or party, and (z) take or refrain from taking such action hereunder as the Bank may from time to time determine in its sole discretion. The Borrower shall be liable to the Bank for all sums paid or incurred by the Bank to construct and equip the Improvements whether the same shall be paid or incurred pursuant to the provisions of this paragraph or otherwise, and all payments made or liabilities incurred by the Bank hereunder of any kind whatsoever shall be paid by the Borrower to the Bank upon demand, with interest thereon (calculated for the actual number of days elapsed on the basis of a 360 day year) at a rate per annum equal to the greater on a daily basis of (i) 20%, or
          (ii) 5% plus the Prime Rate, provided that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay, from the date of payment by the Bank to the date of payment to the Bank, which sums and interest shall be secured by the Mortgage. For the purpose of exercising the rights granted by this paragraph, the Borrower hereby irrevocably constitutes and appoints the Bank its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of the Borrower.

               18. Incorporation of Provisions. The Mortgage is subject to the conditions, stipulations, agreements and covenants contained in this Agreement to the same extent and effect as if fully set forth therein until this Agreement is terminated by the completion of the Improvements and the payment in full of the Debt.

               19. Further Assurances. The Borrower shall on demand of the Bank do any act or execute any additional documents required by the Bank to confirm the lien of the Mortgage.

               20. Representations and Warranties. The Borrower represents and warrants to the Bank as follows:

                    (a) The Improvements and their contemplated use will upon completion in accordance with the Plans and Specifications comply with all applicable zoning resolutions, building codes, environmental and other applicable laws, rules and regulations.

                    (b) The Improvements are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

                    (c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Borrower is about to be commenced against the Property, or any portion thereof.

                    (d) The Borrower has no knowledge of any notes or notices of violation of Federal law or municipal ordinances or orders or requirements of the state in which the Property is located or any municipal department or other Governmental Authority.

                    (e) The Borrower is duly qualified to do business in the State in which the Property is located.

                    (f) The Borrower (and the undersigned representatives of the Borrower) have the full power and authority to execute and deliver this Agreement and the other Bond Documents, and the same constitute the binding and enforceable obligations of the Borrower in accordance with their terms.

               21. Construction of Agreement. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

               22. Trust Fund. The Borrower shall receive the advances of the Bond proceeds and shall hold the right to receive such advances of the Bond proceeds as a trust fund to be applied first for the purpose of paying the cost of the Improvements, and the Borrower shall apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

               23. Parties Bound, etc. The provisions of this Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns (except as otherwise prohibited by this Agreement).

               24. Waivers. The Bank may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be effective unless in writing and shall not be considered a waiver of such condition in any other instance or any other circumstance.

               25. Governing Law. This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

               26. Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

               27. Notices. Any notice, request, demand, statement, authorization, approval, consent or acceptance made hereunder shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service, or by registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following addresses if hand delivered or sent by Federal Express, or other reputable courier service, and (ii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

               If to the Bank:

                    The Chase Manhattan Bank
                    2300 Main Place Tower
                    Buffalo, New York  14202-3723
                    Attn:  Alan E. Boyce
                           Vice President


               With a copy to:

                    The Chase Manhattan Bank
                    Legal Department
                    270 Park Avenue - 40th Floor
                    New York, New York 10017
                    Attn:  Robert B. Lynch, Vice President
                           and Assistant General Counsel

               If to the Borrower:

                    Exolon-ESK Company
                    1000 East Niagara Street
                    Tonawanda, New York 14150
                    Attn: Michael H. Bieger
                           Vice President and
                           Chief Financial Officer

          Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

               28. Fees and Expenses. The Borrower shall pay to the Bank, upon demand, all expenses incurred by the Bank in connection with the collection of the Debt after an Event of Default, the enforcement of the Bond Documents, and in curing any defaults under the Bond Documents (including, without limitation, reasonable attorneys' fees), with interest thereon (calculated for the actual number of days elapsed on the basis of a 360-day year) at a rate per annum equal to the Bank's Prime Rate plus 5%, provided that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay, from the date incurred by the Bank to the date of repayment to the Bank, which sums and interest shall be secured by the Mortgage.

               29. Sign. At the request of the Bank, the Borrower shall, subject to applicable ordinances pertaining to the Property, place a sign on the Premises reciting, among other things, the source of construction financing for the Improvements, which sign shall be provided at the expense of the Borrower and shall remain in place until the completion of construction of the Improvements.

               30. Modification. This Agreement may not be modified, amended or terminated, except by an agreement in writing executed by the parties hereto. The Borrower acknowledges that this Agreement and the other Bond Documents set forth the entire agreement and understanding of the Bank and the Borrower with respect to the Bonds and that no oral or other agreements, understandings, representations or warranties exist with respect to the Loan other than those set forth in this Agreement and the other Bond Documents.

               31. Termination of Advances. Notwithstanding anything to the contrary contained in this Agreement, the Bank shall have no further obligation to authorize the Trustee to make any additional advances of the Bond proceeds as of the date upon which the Improvements have been completed in accordance with the provisions of this Agreement and all Direct Construction Costs, Other Project Costs and other costs and expenses incurred in connection therewith have been paid in full and the actual net cash operating income of the Property after the payment of all operating expenses of the Property (exclusive of debt service in connection with the Bonds) for a period of three (3) consecutive calendar months and as determined on the basis of sound cash accounting practices consistently applied is equal to or in excess of the debt service in connection with the Bonds for such period of three (3) consecutive calendar months.

               IN WITNESS WHEREOF, the Bank and the Borrower have duly executed this Agreement the day and year first above written.


                                             EXOLON-ESK COMPANY

                                        By:  Michael H. Bieger,
                                             Vice President and
                                             Chief Financial Officer


                                             THE CHASE MANHATTAN BANK

                                        By:  Alan E. Boyce
                                             Vice President


          STATE OF ILLINOIS   )
                              ) ss.:
          COUNTY OF COOK )


               On the 1st day of December, 1996, before me personally came Michael H. Bieger, to me known, who, being by me duly sworn, did depose and say that he resides at Clarence, New York;
          that he is Vice President and Chief Financial Officer of EXOLON-ESK COMPANY, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


              Nancy E. Gates
               Notary Public




          STATE OF ILLINOIS   )
                              ) ss.:
          COUNTY OF COOK )


               On the 1st day of December, 1996, before me personally came Alan E. Boyce, to me known, who, being by me duly sworn, did depose and say that he resides at Hamburg, New York;
          that he is Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                   Deborah Doxey
                    Notary Public


                                      EXHIBIT A

                            (Description of the Premises)





                                        -A1-


                                      EXHIBIT B

                            (Definition of Certain Terms)



          Commencement Date: The term "Commencement Date" as used in this Agreement shall mean December 1, 1996.

          Completion Date: The term "Completion Date" as used in this Agreement shall mean June 30, 1998.

          Construction Consultant: The term "Construction Consultant" as used in this Agreement shall mean Sachs Electric.

          Construction Escrow Agreement: The term "Construction Escrow Agreement" as used in this Agreement shall mean the agreement established among the Title Company, the Bank, the Construction Manager, and Borrower for the disbursement of advances of Bond proceeds and administration of the Bonds. The establishment of the Construction Escrow Agreement may be a condition precedent to the initial advance of Bond proceeds.

          Construction Manager: The term "Construction Manager" as used in this Agreement shall mean Sachs Electrical Company, having an office at 16300 Justus Post Road, Chesterfield Village, Missouri.

          Debt: The term "Debt" as used in this Agreement shall mean all principal, interest, additional interest and other sums of any nature whatsoever which shall or may become due and payable to the Bank pursuant to the provisions of the Reimbursement Agreement.

          Construction Contract: The term "Construction Contract" or "General Construction Contract" as used in this Agreement shall mean a certain Contract dated December 9, 1996, entered into between the Borrower and the Construction Manager.

          Governmental Authorities: The term "Governmental Authorities" as used in this Agreement shall mean all governmental authorities having jurisdiction over the Property.

          Improvements: The term "Improvements" as used in this Agreement shall mean the improvements to be constructed with a portion of the Bond proceeds, more particularly described in the Loan Agreement.

          Documents: The term "Bond Documents" as used in this Agreement shall collectively mean the "Bond Documents" as defined in the Reimbursement Agreement.

          Major Subcontracts: The term "Major Subcontracts" as used in this Agreement shall mean any contract or contracts entered into with any architect, single subcontractor or materialman employed by the Construction Manager or the Borrower in connection with

                                        -B1-


          the construction of the Improvements and providing for aggregate payments to such architect, subcontractor or materialman equal to or in excess of $100,000.00.

          Mortgage: The term "Mortgage" as used in this Agreement shall mean a certain Mortgage dated the date hereof in the principal sum of $13,000,000 executed and delivered by the Borrower constituting a first lien on the fee estate of the Borrower in Property and intended to be duly recorded in Putnam County, Illinois.

          Other Subcontracts: The term "Other Subcontracts" as used in this Agreement shall mean any contracts other than Major Subcontracts entered into by the Construction Manager or the Borrower with architects, subcontractors or materialmen in connection with the construction of the Improvements.

          Preliminary Survey: The term "Preliminary Survey" as used in this Agreement shall mean, collectively, December 3, 1996 prepared by J. William Shafer of Shafer Engineering.

          Prime Rate: The term "Prime Rate" as used in this Agreement shall mean such rate of interest as is publicly announced by the Bank at its principal office from time to time as its prime rate. Any change in the Prime Rate shall be effective on the date such change is announced by the Bank.

          Reimbursement Agreement: The term "Reimbursement Agreement" as used in this Agreement shall mean the Letter of Credit
          Reimbursement Agreement between the Borrower and the Bank dated as of December 1, 1996, as the same may be amended or supplemented from time to time.

          Retainage: The term "Retainage" as used in this Agreement shall mean an amount equal to 10% of the aggregate Direct Construction Costs actually incurred by the Borrower for work in place as part of the construction of the Improvements, as verified from time to time by the Construction Consultant pursuant to the provisions of this Agreement. The Retainage shall in no event be less than the amount actually held back by the Borrower from the Construction Manager and all subcontractors and materialmen engaged in the construction of the Improvements. The Retainage shall not be released until the construction of the Improvements has been completed in accordance with the Plans and Specifications accepted by the Bank and the Construction Consultant and the provisions of this Agreement.

          Title Company: The term "Title Company" as used in this Agreement shall mean Chicago Title Insurance Company.

          Verified Project Costs: The term "Verified Project Costs" as used in this Agreement shall mean the aggregate, from time to time, of (a) Other Project Costs actually incurred by the Borrower in connection with the construction of the Improvements and as substantiated by evidence reasonably satisfactory to the

                                        -B2-


          Bank, and (b) Direct Construction Costs actually incurred by the Borrower for work in place as part of the construction of the Improvements, as verified by the Construction Consultant, from time to time, pursuant to the provisions of this Agreement, minus a sum equal to the aggregate of (i) the Initial Equity Requirement which is required to have been invested in the Property pursuant to this Agreement, (ii) the aggregate portion of the Deficiency, if any, which is required to have been invested in the Property from time to time pursuant to this Agreement, and (iii) the aggregate Retainage from time to time.


                                        -B3-


                                      EXHIBIT C


                      (Description of Plans and Specifications)

                    The term "Plans and Specifications" shall include any and all blueprints, designs and drawings done by Sachs Electric Company, Westfield Engineering & Services, Inc. and Dow Chemical in connection with the construction and installation of a Dow Sulferox Desulpherization System to control the Particulate and SO2 emissions at the Exolon-ESK Company facility in Hennepin, Illinois.


                                        -C1-


                                      EXHIBIT D

                         (Direct Construction Cost Breakdown
                          and Request for Partial Payment)



               The term "Direct Construction Cost Breakdown and Request for Partial Payment" as used in this Agreement shall mean the Application and Certificate for Payment (AIA Document G 6702 and AIA Document G 6703 or their equivalent), with such changes therein as the Bank or the Construction Consultant may reasonably request, or such other form of Direct Construction Cost Breakdown and Request for Partial Payment as may be reasonably acceptable to the Bank and the Construction Consultant.


                                        -D1-